UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 23, 2009 (February 18, 2009)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and such Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 23, 2009, St. Mary Land & Exploration Company (the “Company”) issued a press release announcing its results of operations for the full year and fourth quarter of 2008 and its proved reserves as of December 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this report.  As indicated in the press release, the Company has scheduled a related full year and fourth quarter 2008 earnings teleconference call for February 24, 2009, at 8:00 a.m. (Mountain Time).  The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference and the location on the Company’s web site where the teleconference information will be available.

The press release contains information about the Company’s discretionary cash flow, which is a “non-GAAP financial measure” under SEC rules.  The press release also presents information about the Company’s net cash provided by operating activities, which is the most directly comparable GAAP financial measure, and contains a reconciliation of discretionary cash flow to net cash provided by operating activities for the periods presented, a presentation of other cash flow information under GAAP, and a statement indicating why management believes that the presentation of discretionary cash flow provides useful information to investors.

The press release contains information about the Company’s adjusted net income, which is a “non-GAAP financial measure” under SEC rules.  The press release also presents information about the Company’s net income, which is the most directly comparable GAAP financial measure, and contains a reconciliation of net income to adjusted net income for the periods presented and a statement indicating why management believes that the presentation of adjusted net income provides useful information to investors.

Additionally, on February 23, 2009, the Company issued a separate press release providing initial performance guidance for 2009, an update of its current 2009 capital investment estimate, and a general operations update.  A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, Mark A. Hellerstein, Chairman of the Board of Directors, informed the Company of his decision to retire from the Board at the Company’s annual meeting of stockholders to be held in May 2009, after 17 years of service, and thus will not stand for re-election as a Director at that time.  The Board anticipates appointing William D. Sullivan, a member of the Board since 2004, to succeed Mr. Hellerstein as Chairman of the Board at that time.  A copy of the press release issued by the Company on February 23, 2009, to announce Mr. Hellerstein’s retirement from the Board is filed as Exhibit 99.3 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished as part of this report:

Exhibit	Description
99.1**	Press release of St. Mary Land & Exploration Company dated February 23, 2009 – “St. Mary Reports Results for Fourth Quarter of 2008 and Proved Reserves as of Year-end 2008”
99.2**	Press release of St. Mary Land & Exploration Company dated February 23, 2009 – “St. Mary Provides Initial Guidance for 2009 and Operations Update”
99.3*	Press release of St. Mary Land & Exploration Company dated February 23, 2009 – “St. Mary Announces Retirement from Board of Directors”
_________________________
*      Filed with this Current Report on Form 8-K.
**   Furnished with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	February 23, 2009	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Contoller